SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-6463
SERIES NO.: 5




72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                      $ 1,368
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                      $     -
        Class C                                                      $     -
        Institutional                                                $     -


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                       0.1003
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                       0.0000
        Class C                                                       0.0000
        Institutional                                                 0.0000

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       12,618
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        3,009
        Class C                                                        1,057
        Institutional                                                      0

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 28.18
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 26.37
        Class C                                                      $ 26.38
        Institutional                                                $ 28.19